EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-252690) on Form S-8 of our report dated March 14, 2022, relating to the financial statements of Goodness Growth Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Davidson & Company LLP

Vancouver, Canada	Chartered Professional Accountants
March 14, 2022